CONSENT OF ROSCOE POSTLE ASSOCIATES INC.

The undersigned hereby consents to:

(i)

the filing of the written disclosure (the “Technical Disclosure”) regarding (a) the technical report entitled “Technical Report on the Arizona Strip Uranium Project, Arizona, U.S.A.” dated June 27, 2012; (b) the technical report entitled “Technical Report on the EZ1 and EZ2 Breccia Pipes, Arizona Strip District, U.S.A.” dated June 27, 2012; (c) the technical report entitled “Technical Report on the Henry Mountains Complex Uranium Property, Utah, U.S.A.” dated June 27, 2012; and (d) the “Technical Report on the Roca Honda Project, McKinley County, New Mexico, U.S.A." dated February 27, 2015, contained in the Annual Report on Form 10-K for the period ended December 31, 2015 (the “10-K”) of Energy Fuels Inc. (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”);

(ii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 Registration Statement being filed with the SEC, and any amendments thereto (the “S-3”); and

(iii)	the use of our name in the 10-K and the S-3.

ROSCOE POSTLE ASSOCIATES INC.

Per:

(Signed) “Deborah A. McCombe”
Name: Deborah A. McCombe, P.Geo.
Title: President & CEO

Date: April 15, 2016

RPA Inc. 55 University Ave. Suite 501 | Toronto, ON, Canada M5J 2H7 | T +1 (416) 947 0907	www.rpacan.com